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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "The Reorganization-Comparison of the Funds-Financial Highlights," "Selection of Independent Auditors" and "Experts" and to the use of our report on Taurus MuniCalifornia Holdings, Inc. dated November 25, 1996, in this Registration Statement on Form N-14 under the Securities Act of 1933 (File No. 333-00000) and related Joint Proxy Statement and Prospectus of MuniYield California Fund, Inc. dated August 5, 1997.


                                        /s/ Ernst & Young LLP

Princeton, New Jersey
July 31, 1997